UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2006

Aames Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-32340	34-1981408
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

350 South Grand Ave, 43rd Floor
Los Angeles, California  90071

(Address of principal executive offices) (Zip Code)

(323) 210-5000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2006, Accredited Home Lenders Holding Co. (“Accredited”), Aames Investment Corporation (“Aames”) and AHL Acquisition, LLC, a wholly owned subsidiary of Accredited (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Aames will be merged with and into Merger Sub, with Merger Sub as the surviving corporation (the “Merger”).

Pursuant to the Merger Agreement, upon consummation of the Merger each Aames stockholder will receive, in exchange for each share of Aames common stock held by such stockholder, at such stockholder’s election, cash in the amount equal to $51.94 multiplied by the Exchange Ratio or a portion of a share of Accredited common stock equal to the Exchange Ratio. The definitive agreement defines the Exchange Ratio as the product of (A) 0.1030 multiplied by (B) 1 minus a quotient, the numerator of which is the aggregate amount of any dividends or other distributions declared or paid by Aames pursuant to the Merger Agreement and the denominator of which is the Aggregate Consideration. The definitive agreement defines Aggregate Consideration as the product of (A) $5.35 and (B) the aggregate number of outstanding shares of Aames common stock and shares of Aames common stock issuable in respect of outstanding rights to acquire shares of Aames commons stock immediately prior to the effective time of the Merger. As a result of the Exchange Ratio definition, the amount of the total consideration payable in cash will be reduced by any dividends to Aames stockholders between the date of the Merger Agreement and the closing.

Aames and Accredited have made customary representations, warranties and covenants to each other in the Merger Agreement. Each of Aames and Accredited has agreed, among other things, (i) to operate its business in the ordinary course consistent with past practice and not to take certain actions specified in the Merger Agreement, (ii) to convene a special meeting of its stockholders to obtain requisite approvals of its stockholders in connection with the Merger and the Merger Agreement and (iii) subject to certain exceptions in the case of Aames, to recommend approval of such matters to its stockholders. Aames has also agreed, subject to certain exceptions, not to solicit, negotiate, provide non-public information in furtherance of, approve, recommend or otherwise declare advisable an alternative acquisition proposal (as defined in the Merger Agreement). Aames will be required to pay dividends prior to the closing of the transaction to the extent necessary to maintain its status as a REIT.

Consummation of the Merger is subject to customary conditions, including the approval of the merger by the holders of Aames common stock, approval of the issuance of shares of Accredited common stock by the holders of Accredited common stock, absence of any law or order prohibiting the closing and expiration or earlier termination of any required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and receipt of other governmental approvals. In addition, each party’s obligation to consummate the Merger is subject to (i) the material accuracy of the representations and warranties of the other party and (ii) material compliance of the other party with its covenants. Accredited’s obligation to consummate the Merger is also subject to the delivery of an opinion from counsel to Aames with respect to Aames’ status as a REIT.

The Merger Agreement contains customary termination rights for Aames and Accredited, including, among others, the right of Aames to terminate the Merger Agreement to enter into an agreement with respect to a superior proposal (as defined in the Merger Agreement), subject to (i) a right of Accredited for a specified period of days to match any such superior proposal and (ii) the payment by Aames of a termination fee as described in the next sentence. Aames must pay Accredited a $10 million termination fee if: (i) the Merger Agreement is terminated by Aames to enter into an agreement with respect to a superior proposal; or (ii) the Merger Agreement is terminated by either party because the requisite approval of Aames’ stockholders has not been obtained or by Accredited because of a willful breach by Aames of the Merger Agreement or by Accredited because the Aames board withdraws or adversely modifies its recommendation of the Merger, a bona fide acquisition proposal was publicly announced prior to such termination and within twelve months of such termination Aames enters into an agreement with respect to or consummates an alternative acquisition proposal for consideration per share of Aames common stock equal to or in excess of $6.00 (or $5.00 in the event of a termination by Accredited due to willful breach by Aames).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

In connection with the pending transaction, Accredited will file with the Securities and Exchange Commission, or SEC, a Registration Statement on Form S-4 containing a Proxy Statement / Prospectus for the stockholders of Accredited and the stockholders of Aames. The Aames stockholders are urged to read the Registration Statement and the Proxy Statement / Prospectus when they are available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about Accredited, Aames and the proposed transaction. The final Proxy Statement / Prospectus will be mailed to stockholders of Accredited and stockholders of Aames after the Registration Statement is declared effective by the SEC. Stockholders will be able to obtain the Registration Statement, the Proxy Statement / Prospectus and any other relevant filed documents for free at the SEC’s website (www.sec.gov). These documents may also be obtained for free from Accredited by directing a request to Investor Relations, 15090 Avenue of Science, San Diego, CA  92128.

Accredited, Aames and their respective directors and officers may be deemed to be participants in the solicitation of approvals from Aames and Accredited stockholders in respect of the proposed transaction. Information regarding the participants of Accredited and Aames will be available in the Proxy Statement / Prospectus, which will be filed with the SEC. Additional information regarding the interests of such participants will be included in the Registration Statement containing the Proxy Statement / Prospectus that will be filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aames Investment Corporation.

(Registrant)

Date: May 31, 2006	By:	/s/ John Madden
John Madden
General Counsel